                                                                    Exhibit 99.5

         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER -- Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.


                                                                                     GIVE THE NAME AND
                                                                                      SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                                                               NUMBER OF --
-------------------------                                                               ------------

1.      Individual                                             The individual

2.      Two or more individuals (joint account)                The actual owner of the account or, if combined funds, the first individual on the account(1)

3.      Custodian account of a minor (Uniform Gift to Minors   The minor(2)
        Act)

4.      a. The usual revocable savings trust (grantor is also  The grantor-trustee(1)
        trustee)

        b. So-called trust account that is not a legal or      The actual owner(1)
        valid trust under state law

5.      Sole proprietorship or single-owner LLC                The owners(3)



                                                                                     GIVE THE NAME AND
                                                                                          EMPLOYER
                                                                                       IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                                                               NUMBER OF --
-------------------------                                                               ------------
6.      Sole proprietorship or single owner LLC                The owner(3)

7.      A valid trust, estate, or pension trust                The legal entity(4)

8.      Corporate or LLC electing corporate status on Form     The corporation
        8832.

9. Association, club, religious, charitable, educational The organization or other tax-exempt organization

10.     Partnership the public entity or multi-member LLC      The partnership

11.     A broker or registered nominee                         The broker or nominee

12.     Account with the Department of Agriculture in the      The public entity
        name of a public entity (such as a state or local
        government, district, school or prison) that
        receives agriculture program payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) YOU MUST SHOW YOUR INDIVIDUAL NAME, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.
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                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number, apply for one immediately. To apply for a Social Security Number, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for Internal Revenue Service Individual Taxpayer Identification Number, to apply for an individual taxpayer identification number, or Form SS-4, Application for Employer Identification Number, to apply for an Employer Identification Number. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from withholding include:

- An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

- The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

-     An international organization or any agency or instrumentality thereof.

- A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

-     A corporation.

-     A financial institution.

- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

-     A real estate investment trust.

-     A common trust fund operated by a bank under Section 584(a).

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

-     A middleman known in the investment community as a nominee or custodian.

- A futures commission merchant registered with the Commodity Futures Trading Commission.

-     A foreign central bank of issue.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

-     Payments to nonresident aliens subject to withholding under Section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

-     Payments of patronage dividends not paid in money.

-     Payments made by certain foreign organizations.

-     Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

-     Payments described in Section 6049(b)(5) to nonresident aliens.

-     Payments on tax-free covenant bonds under Section 1451.

-     Payments made by certain foreign organizations.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6046, 6049, 6050A and 6050N and the regulations thereunder.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Furnish your taxpayer identification number, write "EXEMPT" on the form, sign and date the form and return it to the payer.

PRIVACY ACT NOTICE. -- Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.